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                                                                     Exhibit 5.1

                  [Wachtell, Lipton, Rosen & Katz Letterhead]


                                                              February 22, 2000


Monsanto Company
800 North Lindbergh Blvd.
St. Louis, Missouri 63167

                           Re:      Registration Statement on Form S-4
                                    of Monsanto Company

Members of the Board of Directors:

                  We are acting as special counsel to Monsanto Company, a Delaware corporation ("Monsanto"), in connection with the above captioned Registration Statement on Form S-4 to be filed by Monsanto with the Securities and Exchange Commission on February 22, 2000 (the "Registration Statement") with respect to the shares of common stock, par value $2.00 per share (the "Monsanto Common Stock"), and the shares of Series B Convertible Perpetual Preferred Stock, par value $0.01 per share, of Monsanto (the "Monsanto Preferred Stock" and, collectively with the Monsanto Common Stock, the "Monsanto Shares"), proposed to be issued in connection with the merger (the "Merger") of MP Sub, Incorporated, a Delaware corporation and a wholly owned subsidiary of Monsanto ("Merger Sub"), with and into Pharmacia & Upjohn, Inc., a Delaware corporation ("PNU"), upon the terms and subject to the conditions of the Agreement and Plan of Merger ("Merger Agreement"), dated as of December 19, 1999, as amended as of February 18, 2000, among Monsanto, Merger Sub and PNU.

                  In connection with this opinion, we have reviewed the Restated Certificate of Incorporation and the By-Laws of Monsanto as in effect on the date hereof and as proposed to be amended in connection with the Merger Agreement, the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Monsanto, and other instruments, and such matters of law and fact as we have deemed

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Monsanto Company
February 22, 2000
Page 2

necessary to render the opinion contained herein.

                  In giving the opinion contained herein, we have, with your approval, relied upon representations of officers of Monsanto and certificates of public officials with respect to the accuracy of the material factual matters addressed by such representations and certificates. We have, with your approval, assumed the genuineness of all signatures or instruments submitted to us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

                  We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York.

                  Based upon and subject to the foregoing, and assuming (i) the requisite vote by Monsanto stockholders is obtained regarding the issuance of the Monsanto Shares and the approval of the amendments to Monsanto's Restated Certificate of Incorporation described in the Registration Statement (the "Monsanto Charter Amendments"), (ii) the requisite vote by PNU stockholders is obtained regarding adoption of the Merger Agreement and (iii) the proper filing with the Secretary of State of the State of Delaware of (a) a Certificate of Amendment to Monsanto's Restated Certificate of Incorporation relating to the Monsanto Charter Amendments, (b) the Certificate of Designations for the Monsanto Preferred Stock and (c) the Certificate of Merger for the Merger, we are of the opinion that the Monsanto Shares being registered under the Registration Statement, when issued in connection with the Merger as contemplated by the Merger Agreement, will be validly issued, fully paid, and non-assessable.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the reference to our firm under the caption "LEGAL MATTERS" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                              Very truly yours,

                                              /s/ Wachtell, Lipton, Rosen & Katz